UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2015 (June 23, 2015)

Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.

(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

212 West 35th Street, Second Floor, New York, NY 10001

(Address of principal executive offices and zip code)

(212) 356-9500

(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services Corp.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission. Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01	Entry Into a Material Definitive Agreement.

On June 23, 2015, Universal Processing Services of Wisconsin LLC d/b/a Newtek Merchant Solutions (“NMS”) and CrystalTech Web Hosting, Inc. d/b/a Newtek Technology Services (“NTS” and together with NMS, the “Borrowers”), each a portfolio company of Newtek Business Services Corp. (the “Company”), entered into a Credit and Guaranty Agreement (the “Agreement”), dated June 23, 2015, with the “Lenders” party thereto from time to time and Goldman Sachs Bank USA (“GS Bank”), as Administrative Agent, Collateral Agent and Lead Arranger, pursuant to which the Lenders agreed to extend the Borrowers a term loan facility up to an aggregate principal amount of $38,000,000 (the “Facility” and each term loan made thereunder, a “Term Loan”). The Company, Newtek Business Services Holdco 1, Inc., a wholly-owned subsidiary of the Company (“Intermediate Holdings”), and certain subsidiaries of Intermediate Holdings party to the Agreement from time to time, including Solar Processing Solutions, LLC, have agreed to guarantee the repayment of the Facility and are parties to the Agreement as “Guarantors” thereunder.

A portion of the Facility was used to repay the outstanding balance on, and retire, the Company’s $20.0 million credit facility with Capital One, National Association. The remainder of the proceeds will be used to finance future growth as well as for general corporate purposes.

The Facility provides for monthly payments of interest. Each Term Loan extended under the Agreement shall either be a “Base Rate Loan” or a “LIBOR Rate Loan” at the Borrowers’ election. Each LIBOR Rate Loan shall bear interest on the outstanding balance at a rate equal to (a) the greater of LIBOR (as adjusted under the Agreement) or .5% plus (b) 7% per annum, and each Base Rate Loan shall bear interest on the outstanding balance at a rate equal to (y) the greater of the Prime Rate or 3.5% per annum, plus (z) 6%. The Facility has a maturity date of June 21, 2019.

The Agreement specifies certain events of default, pursuant to which GS Bank could require immediate repayment by the Borrowers of all outstanding amounts under the Facility.

The above description is a summary and is qualified in its entirety by the terms of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A press release announcing the Facility is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated June 23, 2015, by and among Universal Processing Services of Wisconin LLC, CrystalTech Web Hosting, Inc., Newtek Business Services Corp., Newtek Business Services Holdco 1, Inc., certain subsidiaries of Newtek Business Services Holdco 1, Inc., including Solar Processing Solutions, LLC, the Lenders party thereto from time to time, and Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent and Lead Arranger.

99.1	Press Release, dated June 24, 2015, announcing the Facility.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: June 25, 2015	/s/ Barry Sloane
Barry Sloane
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated June 23, 2015, by and among Universal Processing Services of Wisconin LLC, CrystalTech Web Hosting, Inc., Newtek Business Services Corp., Newtek Business Services Holdco 1, Inc., certain subsidiaries of Newtek Business Services Holdco 1, Inc., including Solar Processing Solutions, LLC, the Lenders party thereto from time to time, and Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent and Lead Arranger.

99.1	Press Release, dated June 24, 2015, announcing the Facility.